AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             LASER ENERGETICS, INC.

                                    ARTICLE I
                                  Shareholders

      1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at 10:00 a.m. on March 15 each year, beginning in 1998, or if such day shall be a legal holiday, at such other time and day as may be fixed by the Board of Directors.

      2. Special Meetings. Special meetings of the shareholders of the Corporation shall be held when directed by the President or the Board of Directors, or when requested in writing by shareholders who hold a majority of the stock having the right and entitled to vote at such meetings. A meeting requested by shareholders shall be called for a date not less than three (3) nor more than fifteen (15) days after the written request setting forth the purpose of the meeting is made. The call for the meeting shall be issued by the Secretary unless the President, Board of Directors or shareholders requesting the call of the meeting, shall designate another person to do so.

      3. Place. Meetings of the shareholders of the Corporation may be held at any place designated by the Board of Directors and may be held either within or without the State of Florida.

      4. Notice. A notice of each meeting of shareholders signed by the Secretary shall be mailed to each shareholder having the right and entitled to vote at such meeting at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days before the date set for the meeting. The notice shall state the purpose of the meeting and the time and place it is to be held. Such a notice shall be sufficient for that meeting and any adjournment thereof. If any shareholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee. Any shareholder may waive notice of any meeting either before, at, or after the meeting.

      5. Record Date. The Board of Directors may set a date not more than thirty
(30) days prior to the date set for any meeting of shareholders for the purpose of determining the shareholders of record who have the right and are entitled to notice of, and to vote at, such meeting, and any adjournment thereof.

      6. Voting. Every shareholder having the right and entitled to vote at a meeting of shareholders shall be entitled upon each proposal presented at the meeting to one (1) vote for each share of the Corporation owned on the record date fixed as provided in Section 5, or if no such record date was fixed, on the day of the meeting. The books of record of shareholders shall be produced at any shareholders meeting upon the request of any shareholder. Shares of its own stock owned by this Corporation shall not be voted directly or indirectly or counted as outstanding for the purpose of any shareholders quorum or vote.

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      7. Quorum. A quorum at any meeting of the shareholders shall consist of a majority of the stock entitled to vote thereat presented in person or by proxy and a majority of such quorum shall decide any questions that may come before the meeting, but a majority of any number of shareholders present, even if less than a quorum, may adjourn a meeting.

      8. Proxies. At any meeting of shareholders, or any adjournment thereof, any shareholder of record having the right and entitled to vote thereat may be represented and vote by a proxy appointed by an instrument in writing. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only so designated unless the instrument shall otherwise provide.

      9. Validation. When shareholders who hold two-thirds (2/3) of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

                                   ARTICLE II
                                    Directors

      1. Board of Directors. The business of the Corporation shall be managed and its corporate powers exercised by a board of one or more directors, all of whom shall be of full age and at least one of whom shall be a citizen of the United States. The exact number of directors making up the board shall be at the number from time to time fixed by resolution of the majority of the existing Board of Directors. The directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast at such election and shall hold office until the next annual meeting of the shareholders and the election and qualification of their successors. Vacancies in the Board of Directors, occurring by reason of an increase in the size of the board, shall be filled at the next annual meeting of shareholders. Vacancies in the Board of Directors, occurring by reason of death, resignation, disqualification, or removal of a director, shall be filled by the directors remaining in office.

      2. Annual and Regular Meetings of the Board. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of shareholders and regular meetings of the Board shall be held at such times thereafter during the year as the Board of Directors may fix. Annual and regular meetings of the Board of Directors may be held within or without the State of Florida and no notice need be given any director concerning any annual or regular meeting.

      3. Special Meetings of the Board. Special meetings of the Board of Directors may be called at any time by the President or by a majority of the directors and such meetings may be held within or without the State of Florida. Notice of each special meeting shall be given by the Secretary to each director not less than three (3) days before the meeting unless each director shall waive notice thereof before, at, or after the meeting.


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

      4. Quorum. The presence of a majority of all the directors shall be necessary at any meeting to constitute a quorum for the transaction of business. In addition to those directors who are actually present at a meeting, directors shall for the purposes of these Bylaws be deemed present at such meeting if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used. The act of a majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors. If at any meeting less than a quorum is present, the directors present or a majority of them may adjourn the meeting to another time and/or place.

      5. Executive Committee. The Board of Directors may, by resolution, designate two or more of their number to constitute an Executive Committee who, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors. The Board of Directors may designate one or more directors as alternate member of the Executive Committee who may replace at any meeting of such committee any absent member or member disqualified from voting. In the absence or disqualification from voting of a member of the committee if the member or members thereof present at any meeting are not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

      6. Board and Committee Action Without a Meeting. Any action of the Board of Directors or any committee thereof which is required or permitted to be taken at a meeting may be taken without a meeting if written consent to the action, signed by all the members of the Board or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or committee prior to the taking of such action.

      7. Removal of Directors. Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the shareholders holding a majority of the shares of the Corporation outstanding and entitled to vote at any special meeting called for that purpose. If such director is a member of the Executive Committee, or any other committee of the Board of Directors, he shall cease to be a member of that committee when he ceases to be a director.

      8. Indemnification. To the full extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify its officers and directors against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer or director is a party or is threatened to be made a party as a result of the officer or director's acts on behalf of the Company. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on


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behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate officer or director whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this article.

                                   ARTICLE III
                                    Officers

      1. Officers. This Corporation shall have a president who may be a director, a secretary, a treasurer, and such other officers as the Board of Directors from time to time may deem advisable. They shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall hold office for the term of one year, and until their successors are elected and qualified, unless sooner removed by the Board of Directors.

      2. President. The President shall be the chief executive officer of the Corporation; shall preside at all meetings of the Board of Directors or shareholders of the Corporation; shall have general supervision of the affairs of the Corporation; shall make reports to the directors and shareholders; shall execute all instruments in the name of the Corporation and inscribe the seal where necessary or required; and perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

      3. Secretary. The Secretary shall have custody of, and maintain all of the corporate records except the financial records; shall record the minutes of the meetings of the shareholders and the Board of Directors; shall send out all notices of meetings; shall attest to the seal of the Corporation where necessary or required; and perform such other duties as may be prescribed by the Board of Directors or the President.

      4. Treasurer. The Treasurer shall have custody of all corporate funds and financial records; shall keep full and accurate accounts of receipts and disbursements and render an accounting thereof at the annual meeting of shareholders and wherever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or President.

      5. Other Officers. Other officers and agents appointed by the Board of Directors shall have such responsibilities and perform such duties and shall be subject to such supervision as may be prescribed by the Board of Directors or the President.

      6. Removal of Officers. Any officer may be removed from office with or without cause by a vote of not less than a majority of the whole membership of the Board of Directors at any regular or special meeting of the Board.

                                   ARTICLE IV
                               Stock Certificates

      1. Authorized Issuance. This Corporation may issue the shares of stock authorized by the Certificate of Incorporation and none other.


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      2. Issuance. Every shareholder shall be entitled to have, for each kind, class or series of stock held, a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President and sealed with the seal of the Corporation.

      3. Form. Each Certificate shall set forth or fairly summarize on the face or back thereof, or shall state that the Corporation or its transfer agent will furnish to any shareholder upon request and without charge, a full statement of the designation, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued.

      4. Transfer. Transfer of stock on the books of this Corporation shall be made only by the person named in the Certificate, or by an attorney lawfully constituted therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7 of this
Article IV.

      5. Stock Book. This Corporation shall keep at its principal office within or without the State of Florida, or in the office of its transfer agent, wherever located, a book (or books, if more than one kind, class or series of stock is outstanding) to be known as the stock book, containing the names, alphabetically arranged, with the address of every shareholder, of each kind, class or series of stock held of record by him. If the stock book is kept in the office of a transfer agent, the Corporation shall keep at its principal office, copies of the stock lists prepared from the stock book and sent to it from time to time by the transfer agent. The stock book, or books, shall show the current status, but if the transfer agent is located elsewhere, a reasonable time shall be allowed for transmit of mail.

      6. Inspection. The stock book or stock lists shall be open for at least four (4) business hours each business day for inspection by any person who shall have been for at least six (6) months immediately preceding his demand a record holder of not less than five (5%) percent of the outstanding shares of this Corporation or by any officer, director or any committee or person holding or authorized in writing by the holders of at least five (5%) percent of all the outstanding shares of this Corporation. Persons so entitled to inspect stock books or stock lists may make extracts therefrom. This right of inspection shall not extend to any person who has used or proposes to use the information so obtained otherwise than to protect his interest in this Corporation, or has, within two years, sold or offered for sale any list of shareholders of this Corporation or any other Corporation, or has aided or abetted any person in procuring any stock list for any such purpose.

      7. Lost or Destroyed Certificates. When a certificate has been lost or destroyed, this Corporation shall issue a new certificate upon proof of such loss or destruction satisfactory to the Board of Directors and upon giving of a bond with sufficient surety approved by the Board of Directors to protect the Corporation, or any person injured by the issue of a new certificate, from any liability or expense which may be incurred by reason of the original certificate remaining outstanding, provided that the Board may delegate its authority under this Section 7.


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

                                    ARTICLE V
                                    Dividends

      1. Payment. Dividends may be paid to shareholders from net earnings or from the surplus of the assets over the liabilities including capital of the Corporation, but not otherwise. When the Board of Directors shall so determine, dividends may be paid in stock.

                                   ARTICLE VI
                                      Seal

      1. Form. The corporate seal shall have the name of the Corporation between two concentric circles and the words "CORPORATE SEAL 1991 FLORIDA" in the center of the circle.

                                   ARTICLE VII
                                    Amendment

      1. Amendment by Directors. These Bylaws may be amended consistent with any bylaws adopted by the shareholders, or any part thereof that has not been adopted by the shareholders may be repealed by the vote of a majority of the Board of Directors at any meeting thereof.

      2. Amendment by Shareholders. These Bylaws may be amended or repealed, wholly or in part, by the vote of a majority of the stock entitled to vote, thereon present at any shareholders' meeting if notice of the proposed action was included in the notice of the meeting or is waived in writing by the holders of a majority of the stock entitled to vote thereon.


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